EXHIBIT 24.1

HAMILTON BEACH BRANDS HOLDING COMPANY

REGISTRATION STATEMENT ON FORM S-8

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Hamilton Beach Brands Holding Company, a Delaware corporation (the “Registrant”), does hereby constitute and appoint each of Gregory H. Trepp, Michelle O. Mosier and Lawrence K. Workman, Jr., or any of them, each acting alone, as the true and lawful attorney-in-fact or agent, or attorneys-in-fact or agents, for each of the undersigned, with full power of substitution and resubstitution, and in the name, place and stead of each of the undersigned, to execute and file (1) one or more Registration Statements on Form S-8 (the “Form S-8 Registration Statement”) with respect to the registration under the Securities Act of 1933 of Class A Common Stock, par value $0.01 per share, of the Registrant deliverable in connection with the Hamilton Beach Brands Holding Company Executive Long-Term Equity Incentive Plan, as amended and restated effective March 1, 2022, (2) any and all amendments, including post-effective amendments, supplements and exhibits to the Form S-8 Registration Statement, and (3) any and all applications or other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority or exchange with respect to the securities covered by the Form S-8 Registration Statement, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing necessary, appropriate or desirable to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, may lawfully do or cause to be done by virtue hereof.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 17th day of May, 2022.

/s/ Gregory H. Trepp	/s/ Michelle O. Mosier
Gregory H. Trepp	Michelle O. Mosier
President, Chief Executive Officer and Director	Senior Vice President, Chief Financial Officer and Treasurer

/s/ Mark R. Belgya	/s/ J.C. Butler, Jr.
Mark R. Belgya	J.C. Butler, Jr.
Director	Director

/s/ Paul D. Furlow	/s/ John P. Jumper
Paul D. Furlow	John P. Jumper
Director	Director

/s/ Dennis W. LaBarre	/s/ Michael S. Miller
Dennis W. LaBarre	Michael S. Miller
Director	Director

/s/ Alfred M. Rankin, Jr.	/s/ Thomas T. Rankin
Alfred M. Rankin, Jr.	Thomas T. Rankin
Director	Director

/s/ James A. Ratner	/s/ Clara R. Williams
James A. Ratner	Clara R. Williams
Director	Director